Exhibit 10.7

Astrea Acquisition Corp.
55 Ocean Lane Drive, Apt. 3021
Key Biscayne, FL 33149

[●], 2021

Astrea Acquisition Sponsor LLC
55 Ocean Lane Drive, Apt. 3021
Key Biscayne, FL 33149

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of securities of Astrea Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Astrea Acquisition Sponsor LLC (the “Sponsor”) shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 55 Ocean Lane Drive, Apt. 3021, Key Biscayne, Florida 33149 (or any successor location). In exchange therefore, the Company shall pay the Sponsor the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

[Signature Page Follows]

Very truly yours,

ASTREA ACQUISITION CORP.

By:
	Name:	Felipe Gonzalez
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

ASTREA ACQUISITION SPONSOR LLC

By:
Name:
Title:

[Signature Page to Administrative Services Agreement]